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                                                                     EXHIBIT 4.5
                                                                     -----------



                       INSTRUMENTS DEFINING THE RIGHTS OF
                     SECURITY HOLDERS, INCLUDING INDENTURES
                     --------------------------------------


     The Registrant has various long-term debt agreements which define the rights of the holders of the related debt securities of the Registrant. No agreement with respect to the Registrant's long-term debt exceeds 10% of total assets, except the $400,000,000 Credit Agreement dated as of October 21, 1993 (as amended) (incorporated by reference) and the Indenture dated as of December 1, 1990 (incorporated by reference). Debt agreements that do not exceed 10% of total assets have not been filed. The Registrant agrees to furnish copies of any unfiled debt agreements to the Commission upon request.






                                                     FLEMING COMPANIES, INC.
                                                --------------------------------
                                                        (Registrant)




Date     March 24, 1994                         By /s/ DONALD N. EYLER
     ---------------------                       ------------------------------
                                                 Donald N. Eyler
                                                 Sr. Vice President-Controller
                                                 (Chief Accounting Officer)





















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